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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated February 14, 2005 relating to the financial statements of Navistar International Corporation and Consolidated Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 23), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading 'Experts' in such prospectus.

Deloitte & Touche LLP
May 31, 2005
Chicago, Illinois

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM